Registration No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        SOUTHCOAST FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


          South Carolina                                         57-1079460
  (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                           530 Johnnie Dodds Boulevard
              (Address of principal executive offices and zip code)

                        SOUTHCOAST FINANCIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of Plan)


       L. Wayne Pearson                           Copies to:
       President                                  George S. King, Jr., Esquire
       Southcoast Financial Corporation           Suzanne Hulst Clawson, Esquire
       530 Johnnie Dodds Boulevard                Sinkler & Boyd, P.A.
       Mt. Pleasant, South Carolina 29464         1426 Main Street, Suite 1200
(Name and address of agent for service)           Columbia, South Carolina 29201
                                                         (803) 779-3080
             (843) 884-0504
      (Telephone number, including
    area code, of agent for service)


                                          Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
                                                                                     Proposed
                                                           Proposed                   maximum
  Title of securities          Amount to be            maximum offering         aggregate offering            Amount of
   to be registered          registered(1)            price per share(2)             price(2)              registration fee
--------------------------------------------------------------------------------------------------------------------------------
     Common Stock,
     no par value              200,000 shares             $1,637,500              $1,637,500                  $432.30
--------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the bid and asked price on June 13, 2000.

                                                         Exhibit Index on page 7

                                     PART I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of the Registrant chosen to participate in the Southcoast Financial Corproation Employee Stock Purchase Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference herein the following documents:

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999 (File No. 000-25933).

     (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     (c) The description of Registrant's common stock set forth under Item 8 of Registrant's Registration Statement on Form 10-SB (File No. 0-25933), including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

Not applicable.

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

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Under  the  Business  Corporation  Act,  a  corporation  has the  power  to indemnify directors and officers who meet the standards of good faith and reasonable belief that conduct was lawful and in the corporate interest (or not opposed thereto) set forth in the Business Corporation Act. The Business Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Under the Business Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred by him in connection with the proceeding. The Registrant's Articles of Incorporation do not provide otherwise. The provisions of the Business Corporation Act which deal with indemnification are codified at Sections 33-8-500 through -580 of the Code of Laws of South Carolina 1976, amended.

         In addition, the Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          4 Southcoast Financial Corporation Employee Stock Purchase Plan (incorporated by reference to proxy materials filed on Schedule 14A in connection with Registrant's May 11, 2000 Annual Meeting of Stockholders).

          5      Opinion of Sinkler & Boyd, P.A.

         23.1    Consent of Elliott, Davis & Company, L.L.P.

         23.2    Consent of Sinkler & Boyd, P.A. (included in Exhibit 5).

         24      Power of Attorney

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) of this undertaking do not apply if the registration statement is on Form S-3, S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Pleasant, State of South Carolina on June 15, 2000.

                               Southcoast Financial Corporation

                                    s/L. Wayne Pearson
                               By:----------------------------------------------
                                    L. Wayne Pearson
                                    President and Chief Executive Officer



                                    s/Robert M. Scott
                               By:----------------------------------------------
                                    Robert M. Scott
                                    Executive Vice President and Chief
                                    Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                                              Date
---------                                -----                                              ----

--------------------------               Director                                           June __, 2000
William A. Coates

s/Thomas E. Hamer, Sr.
--------------------------               Director                                           June 15, 2000
Thomas E. Hamer, Sr.

s/Paul D. Hollen, III
--------------------------               Executive Vice President, Director                 June 15, 2000
Paul D. Hollen, III

s/L. Wayne Pearson
--------------------------               President, Chief Executive Officer, Director       June 15, 2000
L. Wayne Pearson


--------------------------               Director                                           June __, 2000
Norman T. Russell

s/Robert M. Scott
--------------------------               Executive Vice President, Chief Financial          June 15, 2000
Robert M. Scott                          Officer, Principal Accounting Officer, Director

s/James H. Sexton
--------------------------               Director                                           June 15, 2000
James H. Sexton

s/James P. Smith
--------------------------               Director                                           June 15, 2000
James P. Smith

                                  EXHIBIT INDEX

EXHIBIT

4 Southcoast Financial Corporation Employee Stock Purchase Plan (incorporated by reference to proxy materials filed on Schedule 14A in connection with Registrant's May 11, 2000 Annual Meeting of Stockholders).

5         Opinion of Sinkler & Boyd, P.A.

23.1      Consent of Elliott, Davis & Company, LLP

23.2      Consent of Sinkler & Boyd, P.A. (included in Exhibit 5)

24        Power of Attorney




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